   As filed with the Securities and Exchange Commission on October 23, 1997.
                                                     Registration No. 333-______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ______________

                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       MISSISSIPPI CHEMICAL CORPORATION
                       --------------------------------
            (Exact name of registrant as specified in its charter)

        MISSISSIPPI                                         64-0292638
-------------------------------                          ------------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)

                                 P.O. BOX 388
                        YAZOO CITY, MISSISSIPPI  39194
                                (601)  746-4131
      (Address, including zip code,  and telephone number, including area code, of Registrant's principal executive offices)
                                _______________

                                  Bill Smith
                                General Counsel
                       Mississippi Chemical Corporation
                                 P.O. Box 388
                         Yazoo City, Mississippi 39194
                                (601) 746-4131

                     (Name, address, and telephone number,
                  including area code, of agent for service)
                                _______________

                                  COPIES TO:

                            Alan J. Bogdanow, Esq.
                             Hughes & Luce, L.L.P.
                         1717 Main Street, Suite 2800
                             Dallas, Texas  75201
                                (214)  939-5500

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


                        CALCULATION OF REGISTRATION FEE

 TITLE OF EACH CLASS           AMOUNT             Proposed Maximum         Proposed Maximum           Amount of
    OF SECURITIES              TO BE               OFFERING PRICE             AGGREGATE              REGISTRATION
  TO BE REGISTERED           REGISTERED             PER SHARE/1/           OFFERING PRICE/1/               FEE
----------------------------------------------------------------------------------------------------------------------
Debt Securities             $300,000,000              100%                 $300,000,000                 $90,909
======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.

                                _______________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                             SUBJECT TO COMPLETION
                 Preliminary Prospectus dated October 23, 1997

This Preliminary Prospectus and the information contained herein are subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration, qualification or filing under the securities laws of any such jurisdiction.

                       MISSISSIPPI CHEMICAL CORPORATION
                                DEBT SECURITIES

          Mississippi Chemical Corporation (the "Company") may from time to time offer its debt securities ("Securities") up to an aggregate initial offering price not to exceed $300,000,000, in separate series, in amounts and at prices and on terms determined by market conditions at the time of the sale. The Securities may be denominated in U.S. dollars or in any other currency, currency units or composite currencies as may be designated by the Company.

          The designation, aggregate principal amount, maturity date, public offering price, interest rate or rates (which may be fixed or variable) or the method by which such rate or rates are determined and timing of payments of interest, if any, provision for redemption, sinking fund requirements, if any, any other variable terms and the method of distribution in connection with the offering of Securities in respect of which this Prospectus is being delivered, will be set forth in a Prospectus Supplement relating thereto. The Prospectus Supplement will contain information, where applicable, relating to certain United States federal income taxes relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.

          This Prospectus may not be used to consummate sales of securities unless accompanied by a Prospectus Supplement.

                     ____________________________________

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
                            SECURITIES AND EXCHANGE
                 COMMISSION OR ANY STATE SECURITIES COMMISSION
                    PASSED UPON THE ACCURACY OR ADEQUACY OF
                    THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE
                     ____________________________________

          The Company may sell Securities to or through underwriters or groups of underwriters or dealers, and also may sell Securities to one or more other purchasers, directly or through agents. See "Plan of Distribution." The Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of any Securities offered thereunder, the principal amounts, if any, to be purchased by underwriters and the compensation of such underwriters, dealers or agents.

                     ____________________________________

               The date of this Prospectus is ___________, 1997.

          NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.


                             AVAILABLE INFORMATION

          The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in
                                                  ------------
accordance therewith, files reports, proxy statements, information statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information may be
 ----------
inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048; and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained at prescribed rates from the Public Reference Room of the Commission at its principal office in Washington, D.C. The Commission maintains a site on the World Wide Web that contains documents filed electronically with the Commission. The address of the Commission's web site is http://www.sec.gov, and the materials filed electronically by the Company may be inspected at such site. In addition, the materials filed by the Company at the New York Stock Exchange may be inspected at the Exchange's offices, 20 Broad Street, New York, New York 10005.

          The Company has filed a Registration Statement on Form S-3 with the Commission under the Securities Act of 1933, as amended (the "Securities Act"),
                                                              --------------
concerning the Securities. This Prospectus, which constitutes a part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits thereto. Statements contained in this Prospectus, or in any document incorporated by reference herein, as to the contents of any document are summaries of such documents and are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or such other document, each such statement being hereby qualified in all respects by such reference. The Registration Statement, including the exhibits thereto, is on file at the offices of the Commission and may be inspected and copied as described above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The Company incorporates by reference herein the Company's Annual Report on Form 10-K for the year ended June 30, 1997, which has been filed with the Commission pursuant to the Exchange Act.

          All documents and reports filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering relating to this Prospectus will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

          This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Such documents (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference) are available, without charge, to any person to whom this Prospectus is delivered, upon written or oral request to: Rosalyn B. Glascoe, Corporate Secretary, Mississippi Chemical Corporation, P.O. Box 388, Yazoo City, Mississippi 39194 (telephone (601) 746-4131).

                                  THE COMPANY

    The Company produces and supplies a full product line of fertilizers, including nitrogen, phosphate and potash fertilizers. The Company's principal nitrogen products include ammonia, fertilizer-grade ammonium nitrate, UAN solutions, and urea. The Company currently produces nitrogen fertilizers at its production facilities in Yazoo City, Mississippi and Donaldsonville, Louisiana and has entered into a 50-50 joint venture to construct an ammonia plant in The Republic of Trinidad and Tobago. The Company distributes its nitrogen fertilizers primarily in the southern farming regions of the United States. The Company produces diammonium phosphate fertilizer ("DAP") at its facility in Pascagoula, Mississippi and exports a vast majority of its DAP production. China, India, and Latin America are currently the Company's largest DAP export markets. The Company's three mines and related facilities near Carslbad, New Mexico produce the Company's potash fertilizer. A majority of the Company's agricultural potash sales are in domestic markets in states west of the Mississippi River and its primary export sales are to Latin American countries and Japan. The Company also markets some of its nitrogen and potash products for industrial use.

    The Company was incorporated in Mississippi in 1994 and is the successor by merger, effective July 1, 1994, to a fertilizer cooperative formed in 1948. The Company's principal executive offices are located at Highway 49 East, P. O. Box 388, Yazoo City, Mississippi 39194 and its telephone number is (601) 746-4131.


                      RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratio of the Company's earnings to fixed charges, for the periods indicated:


                                   YEAR ENDED JUNE 30,
----------------------------------------------------------------------------------------
       1997             1996                 1995                1994            1993
       ----             ----                 ----                ----            ----

       9.60            74.31                33.93                7.51(1)         4.98 (1)
       ====            =====                =====                ====            ====



     (1) Exclusive of discontinued operations. If the ratio included discontinued operations, the ratio for 1994 and 1993 would be 2.37 and 2.37, respectively.

     For the purpose of computing the ratios of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges and, for periods prior to July 1, 1994, before patronage refunds. "Fixed charges" consists of interest charges and the portion of rental expense deemed representative of the interest factor.

                                USE OF PROCEEDS

     Except as otherwise provided in an applicable Prospectus Supplement, the net proceeds from the sale of the Securities will be added to the Company's funds to be used for general corporate purposes, including repayment of bank debt, working capital, capital expenditures and the repayment of other debt outstanding from time to time. Pending such application, such net proceeds may be invested in short-term marketable securities. Specific information about the use of proceeds from the sale of Securities will be set forth in the applicable Prospectus Supplement. The Company may from time to time incur additional indebtedness other than through the offering of Securities pursuant to this Prospectus.

                           DESCRIPTION OF SECURITIES

     The Securities will be issued under an indenture (the "Indenture") between the Company and Harris Trust and Savings Bank, as trustee (the "Indenture Trustee"). A form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and is available for inspection at the corporate trust office of the Indenture Trustee at 111 West Monroe Street, Chicago, Illinois 60603. The Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The statements made under this heading relating to the Securities and the Indenture are summaries of the provisions thereof and do not purport to be complete and are qualified in their entirety by reference to the Indenture and the Securities. All Section references herein are to Sections of the Indenture, which are incorporated herein by reference. Capitalized terms used but not defined have the respective meanings set forth in the Indenture.

GENERAL

     The Securities will be direct unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company and senior to all current and future subordinated indebtedness of the Company. The Securities may be issued in one or more series, in each case as established from time to time by the Company or as established in the Indenture or in one or more indentures supplemental to the Indenture. All Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Securities of such series, for issuance of additional Securities of such series (Section 301).

     The Indenture provides that there may be more than one Indenture Trustee thereunder, each with respect to one or more series of Securities. Any Indenture Trustee under the Indenture may resign or be removed with respect to one or more series of Securities, and a successor Indenture Trustee may be appointed to act with respect to such series (Section 608). If two or more persons are acting as Indenture Trustee with respect to different series of Securities, each such Indenture Trustee will be an Indenture Trustee of a trust under the Indenture separate and apart from the trust administered by any other Indenture Trustee (Section 609). In general, any action to be taken by an Indenture Trustee may be taken by each such Indenture Trustee with respect to, and only with respect to, the one or more series of Securities for which it is Indenture Trustee under the Indenture.

     The Prospectus Supplement relating to the series of Securities being offered will contain the specific terms thereof, including:

         (a) The designation of such Securities.

         (b) The aggregate principal amount of such Securities.

         (c) The percentage of the principal amount at which such Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or the method by which any such portion will be determined.

         (d) The date or dates, or the method for determining such date or dates, on which the principal of such Securities will be payable.

         (e) The rate or rates (which may be fixed or variable), or the method by which such rate or rates will be determined, at which such Securities will bear interest.

         (f) The date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates will be determined, the persons to whom such interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.

         (g) The place or places where the principal of (and premium, if any) and interest on such Securities will be payable, where such Securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Company in respect of such Securities and the Indenture may be served.

         (h) The period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities may be redeemed, as a whole or in part, at the option of the Company, if the Company is to have such an option.

         (i) The obligation, if any, of the Company to redeem, repay or purchase such Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation.

         (j) If other than U.S. dollars, the currency or currencies in which such Securities are denominated and payable, which may be another currency or units of two or more other currencies or a composite currency or currencies, and the terms and conditions relating thereto.

         (k) Whether the amount of payments of principal of (and premium, if any) or interest on such Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts will be determined.

         (l) The Events of Default or covenants of such Securities, to the extent different from those described herein.

         (m) Whether such Securities will be issued in certificated or book-entry form.

         (n) Whether such Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto.

         (o) The applicability, if any, of the defeasance and covenant defeasance provisions described herein, or any modification thereof.

         (p) Whether and under what circumstances the Company will pay any additional amounts on such Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities in lieu of making such payment.

         (q) Any other terms, conditions, rights and preferences of such Securities (Section 301).

     The Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). Special United States federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

     The Prospectus Supplement for each offering of Securities may add to or change statements contained in this Prospectus. Except as may be set forth in any Prospectus Supplement, the Securities will not contain any provisions that would limit the ability of the Company to incur unsecured indebtedness or that would afford holders of Securities protection in the event of a decline in the Company's credit quality, a highly leveraged or similar transaction involving the Company or a change of control. Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

DENOMINATION, INTEREST, REGISTRATION OR TRANSFER

     Unless specified in the applicable Prospectus Supplement, the Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof (Section 302).

     The principal of (and applicable premium, if any) and interest on any series of Securities will be payable at the corporate trust office of the Indenture Trustee, which initially will be Harris Trust and Savings Bank; provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the applicable register for such Securities or by wire transfer of funds to such Person at an account maintained within the United States (Sections 301, 307 and 1002).

     Any interest not punctually paid or duly provided for on any interest payment date with respect to a Security ("Defaulted Interest") will forthwith cease to be payable to the holder on the applicable Regular Record Date and may either be paid to the Person in whose name such Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Indenture Trustee, notice whereof will be given to the holder of such Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture (Section 307).

     Subject to certain limitations imposed upon Securities issued in book-entry form, the Securities of any series will be exchangeable for other Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Securities at the corporate office of the Indenture Trustee. In addition, subject to certain limitations imposed upon Securities issued in book-entry form, the Securities of any series may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the Indenture Trustee. Every Security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305). If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Indenture Trustee) initially designated by the Company with respect to any series of Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Securities (Section 1002).

     Neither the Company nor the Indenture Trustee will be required to (a) issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption, (b) register the transfer of or exchange any Security, or portion thereof, called for redemption, except the unredeemed portion of any Security being redeemed in part, or (c) issue, register the transfer of or exchange any Security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such Security not to be so repaid (Section 305).

MERGER, CONSOLIDATION OR SALE

     The Company will be permitted to consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that (a) either the Company will be the continuing entity, or the successor entity (if other than the Company) formed by or resulting from any such consolidation or merger or which will have received the transfer of such assets expressly assumes payment of the principal of (and premium, if any) and interest on all of the Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture and
(b) immediately after giving effect to such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, will have occurred and be continuing (Sections 801 and 804). With respect to the sale of assets, the phrase "all or substantially all" as used in the Indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of a person, and therefore it may be unclear as to whether a disposition of assets comes within the terms of this provision.

CERTAIN COVENANTS

     Limitation on Liens.  The Indenture will provide that the Company will not,
     -------------------
and will not permit any Subsidiary of the Company to, incur any Lien on or with respect to any Principal Property of the Company or any such Subsidiary (whether such Principal Property is owned on or acquired after the date of the Indenture) to secure Debt without making, or causing such Subsidiary to make, effective provision for securing the Securities equally and ratably with (or prior to) such Debt or, in the event such Debt is subordinate in right of payment to the Securities, prior to such Debt, as to such Principal Property for so long as such Debt will be so secured. The foregoing restrictions will not apply to Liens in respect of Debt existing on the date of the Indenture, to Liens on or with respect to property that is not Principal Property, or to (a) Liens securing only Securities; (b) Liens in favor of the Company or any of its Subsidiaries;
(c) Liens on property existing immediately prior to the time of acquisition thereof (and not created in anticipation of the financing of such acquisition);
(d) Liens to secure Debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of property used in the business of the Company or any of its Subsidiaries and subject to such Liens, provided that (i) the principal amount of any Debt secured by such a Lien does not exceed 100% of such purchase price or cost, (ii) such Lien does not extend to or cover any other property other than such property and any such improvements, and (iii) such Debt is incurred within 360 days of such purchase, construction or improvement; (e) Liens on property of a Person existing at the time such Person is merged with or into or amalgamated or consolidated with the Company or any of its Subsidiaries that were not created in anticipation of the acquisition of such Person, provided that such Lien does not extend to or cover any property other than that of the Person so merged, amalgamated or consolidated; (f) Liens on any Principal Property in favor of a governmental body to secure partial progress, advance or other payments pursuant to any contract or statute of such governmental body; and (g) Liens to secure Debt incurred to extend, renew, refinance, replace or refund (or successive extensions, renewals, refinancings, replacements or refundings), in whole or in part, (i) any secured Debt existing on the date of this Indenture, or (ii) any Debt secured by any Lien referred to in the foregoing clauses, so long as in each such case the Lien does not extend to any other property and the Debt so secured is not increased other than for reasonable costs related to such extension, renewal, refinancing, replacement or refunding.

     In addition to the foregoing, the Company and its Subsidiaries may incur a Lien or Liens to secure Debt (excluding Debt secured by Liens permitted under the foregoing exceptions) the aggregate amount of which, including Attributable Debt in respect of Sale and Leaseback Transactions, does not exceed 15% of Consolidated Net Tangible Assets. The Company and its Subsidiaries may also incur a Lien or Liens to secure any Debt incurred pursuant to a Sale and Leaseback Transaction, without securing the Securities equally and ratably with or prior to such Debt, as applicable, provided that such Sale and Leaseback Transaction is permitted by the provisions of the Indenture described below in clauses (b) and (c) under "-- Limitation on Sale and Leaseback Transactions" (Section 1010).

     Limitation on Sale and Leaseback Transactions.  The Indenture will provide
     ---------------------------------------------
that the Company will not, and will not permit any Subsidiary of the Company to, enter into any Sale and Leaseback Transaction with respect to any Principal Property (except for a period, including renewals, not exceeding 36 months) unless (a) at the time of entering into such Sale and Leaseback Transaction, the Company or such Subsidiary would be entitled to incur Debt, in a principal amount equal to the Attributable Debt in respect of such Sale and Leaseback Transaction, secured by a Lien, without equally and ratably securing the Securities; (b) the Company or such Subsidiary applies, within 12 months after the sale or transfer, an amount equal to the greater of (i) the net proceeds of the Principal Property sold pursuant to the Sale and Leaseback Transaction, or
(ii) the fair value (in the opinion of an executive officer of the Company) of such Principal Property to the acquisition of or construction on property used or to be used in the ordinary course of business of the Company or a Subsidiary of the Company, and the Company shall have elected to designate such amount as a credit against such Sale and Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause (c) below); or (c) the Company or such Subsidiary applies, within 12 months after the sale or transfer, an amount equal to the net proceeds of the Principal Property sold pursuant to the Sale and Leaseback Transaction to the voluntary defeasance or retirement of Debt (other than Debt that is held by the Company or a Subsidiary of the Company or Debt of the Company that is subordinate in right of payment to the Securities), which amount will not be less than the fair value (in the opinion of an executive officer of the Company) of such Principal Property (adjusted to reflect an amount expended by the Company as set forth in clause (b) above) less an amount equal to the principal amount of such Debt voluntarily defeased or retired by the Company or such Subsidiary within such 12 month period and not designated as a credit against any other Sale and Leaseback Transaction entered into by the Company or any Subsidiary of the Company during such period (Section
1011).

EVENTS OF DEFAULT, NOTICE AND WAIVER

     The Indenture provides that the following events are "Events of Default" with respect to any series of Securities issued thereunder: (a) default for 30 days in the payment of any installment of interest on any Security of such series; (b) default in the payment of principal of (or premium, if any) any Security of such series either at maturity (or upon any redemption), by declaration or otherwise; (c) default in making any sinking fund payment as required for any Security of such series; (d) default in the performance or breach of any other covenant or warranty of the Company contained in the Securities of such series or set forth in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Securities other than such series), continued for 60 days after written notice as provided in the Indenture; (e) acceleration or failure to pay at final maturity any debt of the Company or any Subsidiary of the Company in an aggregate amount in excess of $25 million; (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary of the Company; and (g) any other Event of Default provided with respect to a particular series of Securities (Section 501).

     If an Event of Default under the Indenture with respect to Securities of any series at the time outstanding occurs and is continuing, then in every such case the Indenture Trustee or the holders of not less than 25% in principal amount of the outstanding Securities of that series will have the right to declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of all the Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the Indenture Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to Securities of such series (or of all Securities then outstanding under the Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee, the holders of not less than a majority in principal amount of outstanding Securities of such series (or of all Securities then outstanding under the Indenture, as the case may be) may rescind and annul such declaration and its consequences if (a) the Company deposits with the Indenture Trustee all required payments of the principal of (and premium, if any) and interest on the Securities of such series (or of all Securities then outstanding under the Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the Indenture Trustee, and (b) all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to Securities of such series (or of all Securities then outstanding under the Indenture, as the case may be) are cured or waived as provided in the Indenture (Section 502). The Indenture also provides that the holders of not less than a majority in principal amount of the outstanding Securities of any series (or of all Securities then outstanding under the Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (a) in the payment of the principal of (or premium, if any) or interest on any Security of such series, or
(b) under a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each outstanding Security affected thereby (Section 513).

     The Indenture Trustee will be required to give notice to the holders of Securities within 90 days of default under the Indenture unless such default is cured or waived; provided that such Indenture Trustee may withhold notice to the holders of any series of Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in payment of any sinking fund installment in respect of any Security of such series) if specified responsible officers of such Indenture Trustee consider such withholding to be in the interest of such holders

     The Indenture provides that no holders of Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the cases of failure of the Indenture Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding Securities of such series (Section 507). This provision will not prevent, however, any holder of Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Securities at the due dates thereof.

     Subject to provisions in the Indenture relating to its duties in case of default, the Indenture Trustee will not be under any obligation to exercise any of its rights or powers under the Indenture at the request of direction of any holders of any series of Securities then outstanding under such Indenture, unless such holders offer to the Indenture Trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Securities of any series (or of all Securities then outstanding under the Indenture, as the case may be) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or of exercising any trust or power conferred upon such Indenture Trustee. However, an Indenture Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Indenture Trustee in personal liability or which may be unduly prejudicial to the holders of Securities of such series not joining therein (Section 512).

     Within 120 days after the close of each fiscal year, the Company will be required to deliver to the Indenture Trustee a certificate, signed by one of several specified officers of the Company, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof (Section 1009).

MODIFICATION OF THE INDENTURE

     Modifications and amendments of the Indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding Securities issued under the Indenture which are affected by such modification or amendment; provided that no such modification or amendment may, without the consent of the holder of each Security affected thereby, (a) change the stated maturity of the principal of (or premium, if any), or any installment of interest on any Security; (b) reduce the principal amount of any Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such Security; (c) change the place of payment, or the coin or currency, for payment of principal of (or premium, if any) or interest on any Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Security; (e) reduce the above-stated percentage of outstanding Securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or
(f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such Security (Section 902).

     The holders of not less than a majority in principal amount of outstanding Securities issued under the Indenture will have the right to waive compliance by the Company with certain covenants in the Indenture (Section 1013).

     Modifications and amendments of the Indenture will be permitted to be made by the Company and the Indenture Trustee thereunder without the consent of any holder of Securities for any of the following purposes: (a) to evidence the succession of another person to the Company as obligor under the Indenture; (b) to add to the covenants of the Company for the benefit of the holders of all or any series of Securities or to surrender any right or power conferred upon the Company in the Indenture; (c) to add Events of Default for the benefit of the holders of all or any series of Securities; (d) to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, Securities in bearer form, or to permit or facilitate the issuance of Securities in uncertificated form, provided that such action will not adversely affect the interests of holders of the Securities in any material respect; (e) to change or eliminate any provisions of the Indenture, provided that any such change or elimination will become effective only when there are no Securities outstanding of any series created prior thereto which are entitled to the benefit of such provision; (f) to secure the Securities; (g) to establish the form or terms of Securities of any series; (h) to provide for the acceptance of appointment by a successor Indenture Trustee or facilitate the administration of the trusts under the Indenture by more than one Indenture Trustee; (i) to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action will not adversely affect the interests of holders of Securities of any series issued under such Indenture in any material respect; or (j) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Securities, provided that such action will not adversely affect the interests of the holders of the Securities of any series in any material respect (Section 901).

     The Indenture will provide that in determining whether the holders of the requisite principal amount of outstanding Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of Securities, (a) the principal amount of an Original Issue Discount Security that is deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (b) the principal amount of any Security denominated in a currency other than U.S.

dollars that will be deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for such Security, of the principal amount (or, in the case of Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Security of the amount determined as provided in (a) above),
(c) the principal amount of an Indexed Security that will be deemed outstanding will be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security in the Indenture, and (d) Securities owned by the Company or any other obligor upon the Securities or any Subsidiary of the Company or of such other obligor will be disregarded (Section 101).

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides that the Company may elect either (a) to defease and be discharged from any and all obligations with respect to the Securities or a series (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Securities and the obligations to register the transfer or exchange of such Securities, to replace temporary or mutilated, destroyed, lost or stolen Securities, to maintain an office or agency in respect of such Securities and to hold moneys for payment in trust) ("defeasance") (Section 1402), or (b) to be released from its obligations with respect to such Securities under the restrictions described under "-- Certain Covenants" or, if provided pursuant to the Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations will not constitute an Event of Default with respect to such Securities ("covenant defeasance") (Section 1403), in either case upon the irrevocable deposit by the Company with the Indenture Trustee, in trust, of an amount, in such currency in which such Securities are payable at stated maturity, or Government Obligations, or both, applicable to such Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefore (Section 1404).

     Such a trust will only be permitted to be established if, among other things, the Company has delivered to the Indenture Trustee an opinion of counsel to the effect that the holders of such Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture (Section 1404).

     If after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Securities of any series, (a) the holder of a Security of such series is entitled to, and does, elect pursuant to the Indenture or the terms of such Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Security, or (b) a Conversion Event

(as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Security will be deemed to have been, and will be, fully discharged and satisfied though the payment of the principal of (and premium, if any) and interest on such Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Security into the currency, currency unit or composite currency in which such Security becomes payable as a result of such election based on the applicable market exchange rate. "Conversion Event" means the cessation of use of (a) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institution of or within the international banking community, (b) the ECU, both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or
(c) any currency unit or composite currency other than the ECU for the purposes for which it was established. All payments of principal of (and premium, if any) and interest on any Security that is payable in a currency other than U.S. dollars that ceases to be used by its government of issuance will be in U.S. dollars (Section 101).

     The Indentures provide that the Company will file with the Trustee copies of the annual reports and other information, documents and reports which the Company is required to file with the Commission pursuant to the Exchange Act.
If the Company is not required to file such reports and other information, the Indentures provide that the Company shall file with the Trustee and cause to be mailed to the holders of Securities (i) annual reports containing the information required to be contained in an Annual Report on Form 10-K, (ii) quarterly reports containing the information required to be contained in a Quarterly Report on Form 10-Q and (iii) promptly after the occurrence of any event required to be therein reported, such other reports containing information required to be contained in a Current Report on Form 8-K. The Company shall also comply with the requirements of Trust Indenture Act 314(a).

GLOBAL SECURITIES

     The Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary identified in the applicable Prospectus Supplement relating to such series. The Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Securities will be described in the applicable Prospectus Supplement relating to such series.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as other terms used herein for which no definition is provided (Section 101).

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Attributable Debt" means, with respect to any Sale and Leaseback Transaction as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended). "Net rental payments" under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments or similar charges.

     "Capital Stock" means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible or exchangeable for corporate stock), warrants or options to purchase any thereof.

     "Consolidated Net Tangible Assets" of the Company means, at any date, the gross book value as shown by the accounting books and records of the Company of all property both real and personal of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, (including appropriate deductions for any minority interests in property of Subsidiaries of the Company) less (a) the gross book value of all its licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, non-compete agreements or organizational expenses and other like intangibles, (b) unamortized Debt discount and expense, (c) all reserves for depreciation, obsolescence, depletion and amortization of its properties, and (d) all other proper reserves which in accordance with GAAP should be provided in connection with the business conducted by the Company or its Subsidiaries.

     "Debt" of the Company or any Subsidiary means any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of (without duplication) (a) borrowed money, whether or not evidenced by bonds, notes, debentures or similar instruments, (b) indebtedness secured by any Lien existing on property owned by the Company or any Subsidiary, (c) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an accrued expense or trade payable or accrued liabilities arising in the ordinary course of business that are not overdue or are being contested in good faith) or all conditional sale obligations or obligations under any title retention agreement, (d) the principal amount of all obligations of the Company or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock, or (e) any lease of property by the Company or any Subsidiary as lessee which is reflected on the Company's consolidated balance sheet as a capitalized lease in accordance with GAAP to the extent, in the case of items of indebtedness under (a) through (c) above, that any such items (other than letters of credit) would appear as a liability on the Company's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the

Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Company or any Subsidiary).

     "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the series of Securities.

     "GAAP" means generally accepted accounting principles, as in effect from time to time, in the United States, applied on a consistent basis.

     "Government Obligations" means securities which are (a) direct obligations of the United States of America or the government which issued the other currency in which the Securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government which issued the other currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

     "Issue Date" means the date upon which a series of Securities was first issued and authenticated under the Indenture.

     "Lien" means any mortgage, charge, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security agreement except: (a) liens for taxes, assessments, levies and other governmental charges, including utility charges and vault rentals, (i) which are not yet delinquent, or (ii) which are being contested in good faith by all appropriate proceedings; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, brokers' or other like liens (i) which do not remain unsatisfied or undischarged for a period of more than 90 days, or (ii) which are being contested in good faith by all appropriate proceedings; (c) attachment or judgment liens not giving rise to or an Event of Default and which are being contested in good faith by appropriate proceedings;
(d) pledges or deposits in connection with workers compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements or to obtain the benefit of, or to comply with, laws; (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (f) any lien incurred in connection with pollution control, tax-exempt, industrial revenue or similar financing; and (g) easements, rights of way, restrictions, development orders, plats and other similar encumbrances. "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Principal Property" means (a) any real property interest (all such interests forming an integral part of a single development or operation being considered as one interest), including any mining claims and leases, and any plants, buildings or other improvements thereon, and any part thereof, that is held by the Company or any Subsidiary and has a gross book value (without deduction of any reserve for depreciation), on the date as of which the determination is being made, exceeding 5% of Consolidated Net Tangible Assets of the Company (other than any such interest that the board of directors of the Company determines by resolution is not material to the business of the Company and its Subsidiaries taken as a whole), or (b) any of the Capital Stock or debt securities issued by any Significant Subsidiary.

     "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement is the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

     "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" (as defined in Rule 1-02 of Regulation S-X, promulgated by the Commission) of the Company.

     "Stated Maturity," when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

     "Subsidiary" means an entity a majority of the partnership interests or a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company and/or one or more other Subsidiaries of the Company. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

                       CERTAIN INCOME TAX CONSIDERATIONS

     The applicable Prospectus Supplement also will describe the principal United States federal income tax considerations applicable to a United States Investor of acquiring, owning and disposing of Securities, including any such considerations relating to (a) principal (and premium, if any) and interest payable with respect to the Securities, in a currency other than the United States dollar, (b) the issuance of Securities with "original issue discount" (as defined for United States federal income tax purposes), if applicable, and (c) the inclusion of any special terms in Securities that may have a material effect for United States federal income tax purposes.

                             PLAN OF DISTRIBUTION

GENERAL

     The Company may sell the Securities being offered hereby: (i) directly to purchasers; (ii) through agents; (iii) through dealers; (iv) through underwriters; or (v) through a combination of any such methods of sale.

     The distribution of the Securities may be effected from time to time in one or more transactions either: (i) at a fixed price or prices which may be changed; (ii) at market prices prevailing at the time of sale; (iii) at prices related to such prevailing market prices; or (iv) at negotiated prices.

     Offers to purchase Securities may be solicited directly by the Company. Offers to purchase Securities may also be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement.

     If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" as that term is defined in the Securities Act may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.

     If an underwriter or underwriters are utilized in the sales, the Company will execute an underwriting agreement with such underwriters at the time of sale of them and the name of the underwriters will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public.

     Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act.

DELAYED DELIVERY ARRANGEMENTS

     If so indicated in the Prospectus Supplement, the Company will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase Securities pursuant to contracts providing for payment and delivery on a future date or dates. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such contract will not be subject to any conditions that (a) the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (b) if the Securities are also being sold to underwriters, the Company shall have sold to such underwriters the Securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect to the validity or performance of such contracts.

                                 LEGAL MATTERS

     The legality of the Securities offered hereby will be passed upon for the Company by Hughes & Luce, L.L.P.

                                    EXPERTS

     The audited consolidated financial statements incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in reliance upon the authority of said firm as experts in giving said report.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus includes and incorporates by reference and related Prospectus Supplements may include certain statements that may constitute "forward-looking" information (as defined in the Private Securities Litigation Reform Act of 1995). Words such as "anticipate", "estimate", "project" and similar expressions are intended to identify such forward-looking statements. Forward-looking statements may be included in this Prospectus in, among other places, under "The Company" and "Use of Proceeds" and in certain portions of the Company's Annual Report on Form 10-K and subsequent reports incorporated herein by reference. Such forward-looking statements may include, but are not limited to statements concerning estimates of current and future results of operations, earnings, the development of new production facilities, future capacity under the Company's credit arrangements, and future capital expenditure and liquidity requirements.

     Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including without limitation those discussed under "Outlooks and Uncertainties" in the Company's Annual Report on Form 10-K incorporated herein by reference and the following: the volatility of fertilizer demand and prices, the cyclicality and seasonality of the Company's business, the Company's dependence on natural gas, the costs of compliance with and the possibility of additional environmental laws regulating the fertilizer business, and the competitive nature of the fertilizer business. Should one or more of these risks materialize, or should any of the underlying assumptions prove incorrect, actual results of current and future operations may vary materially from those anticipated, estimated or projected. Prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company assumes no obligation to update any such forward-looking statements.

                               TABLE OF CONTENTS

                                                               Page

Available Information...........................................   2
Incorporation of Certain Documents by Reference.................   3
The Company.....................................................   4
Ratio of Earnings to Fixed Charges..............................   4
Use of Proceeds.................................................   5
Description of Securities.......................................   5
Certain Income Tax Considerations...............................  19
Plan of Distribution............................................  19
Legal Matters...................................................  20
Experts.........................................................  20
Special Note Regarding Forward-Looking Statements...............  21

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      Securities and Exchange Commission registration fee                     $ 90,909
 *    Printing and engraving                                                    35,000
 *    Legal fees and charges                                                    60,000
 *    Trustees' fees and expenses                                               14,000
 *    Accounting services                                                       25,000
 *    Rating agency fees                                                       175,000
 *    Miscellaneous                                                             10,000
                                                                              --------
                                                                              $409,909
                                                                              ========

_______________


* Estimated.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.


    Under Mississippi law, a corporation may indemnify directors and officers against liability incurred in a proceeding if (a) he or she conducted himself or herself in good faith; (b) he or she reasonably believed that his or her conduct was (i) in the corporation's best interests (where the conduct was in his or her official capacity) or (ii) not opposed to the corporation's best interests (in all other cases); and (c) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. However, Mississippi law provides that a corporation may not indemnify a director or an officer (a) in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or (b) in connection with any other proceeding charging improper personal benefit to such director or officer, whether or not involving action in his or her official capacity, in which such director or officer was adjudged liable on the basis that personal benefit was improperly received by him or her. Under Mississippi law, a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred by such director or officer in connection with the proceeding.

    The Company has obtained a directors' and officers' liability and corporation reimbursement policy which (subject to certain limits and deductibles) (i) insures officers and directors of the Company against loss arising from certain claims made against them by reason of their being directors or officers, and (ii) insures the Company against loss which it may be required or permitted to pay as indemnification due its directors for certain claims.

    Insofar as indemnification by the Company for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.




ITEM 16.    EXHIBITS.


  EXHIBIT
  NUMBER                       DESCRIPTION OF DOCUMENT
 ---------                     -----------------------

     1               Underwriting Agreement*

     2.1 Asset Purchase Agreement, dated as of May 21, 1996, by and among the Company, Mississippi Acquisition I, Inc., Mississippi Acquisition II, Inc., Eddy Potash, Inc., and New Mexico Potash Corporation; filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed September 3, 1996, SEC File No. 0-20411, and incorporated herein by reference.

     2.2 Agreement and Plan of Merger and Reorganization dated as of August 27, 1996, by and among the Company, MISS SUB, INC., and First Mississippi Corporation filed as Exhibit 2.2 to the Company's Annual Report on Form 10-K for the year ended June 30, 1996, SEC File No. 0-20411, and incorporated herein by reference.

     4.1             Form of Indenture*

     4.2 Credit Agreement, dated December 23, 1996, among the Company, Mississippi Phosphates Corporation, Mississippi Potash, Inc., and Harris Trust and Savings Bank, as administrative agent, Bank of Montreal as syndication agent, Caisse Nationale de Credit Agricole and CIBC Inc., as co-agents, and other lenders party thereto filed as
                     Exhibit 10.2 to the Company's Current Report on Form 8-K, filed on January 3, 1997, SEC File No. 0-20411, and incorporated herein by reference.

     4.3 Credit Agreement, dated December 23, 1996, among First Mississippi Corporation, AMPRO Fertilizer, Inc., and Harris Trust and Savings Bank, as administrative agent, Bank of Montreal as syndication agent, Caisse Nationale de Credit Agricole and CIBC Inc., as co-agents, and other lenders party thereto filed as Exhibit 10.1 to the Company's Current Report of Form 8-K, filed on January 3, 1997, SEC File No. 0-20411, and incorporated herein by reference.

                     The registrant hereby undertakes to file with the Commission, upon request, copies of any constituent instruments defining the rights of holders of long-term debt of the registrant or its subsidiaries that have not been filed herewith because the amounts represented thereby are less than 10% of the total assets of the registrant and its subsidiaries on a consolidated basis.

     5 Opinion of Hughes & Luce, L.L.P. with respect to the legality of the securities being registered*

     12              Statement regarding computation of ratios

     23.1            Consent of Arthur Andersen LLP

     23.2            Consent of Hughes & Luce, L.L.P. (included in Exhibit 5)*

     24              Power of Attorney, included in signature pages hereto

     25              Statement of Eligibility of Trustee on Form T-1*
_______________

* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with any underwritten offering of a Security.

ITEM 17.     UNDERTAKINGS.


             (a)     The undersigned registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                         (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel in the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement has been signed by or on behalf of the undersigned, thereunto duly authorized, in the City of Yazoo City, State of Mississippi, on October 23, 1997.

                                MISSISSIPPI CHEMICAL CORPORATION


                                By:  /s/ Timothy A. Dawson
                                     ---------------------
                                     Timothy A. Dawson
                                     Vice-President-Finance


                               POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Timothy A. Dawson and Robert E. Jones his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


/s/ Charles O. Dunn       Director, President                   October 23, 1997
---------------------     and Chief Executive Officer
Charles O. Dunn           (principal executive officer)


/s/ Timothy A. Dawson     Vice-President Finance                October 23, 1997
----------------------    (principal financial and
Timothy A. Dawson         accounting officer)

/s/ Coley L. Bailey       Director, Chairman of the Board       October 23, 1997
----------------------
Coley L. Bailey

/s/ John Sharp Howie          Director, Vice Chairman          October 23, 1997
--------------------------     of the Board
John Sharp Howie

/s/ John W. Anderson          Director                         October 23, 1997
--------------------------
John W. Anderson

/s/ Haley Barbour             Director                         October 23, 1997
--------------------------
Haley Barbour

/s/ Frank R. Burnside, Jr.    Director                         October 23, 1997
--------------------------
Frank R. Burnside, Jr.

/s/ Robert P. Dixon           Director                         October 23, 1997
--------------------------
Robert P. Dixon

/s/ W. R. Dyess               Director                         October 23, 1997
--------------------------
W. R. Dyess

/s/ Woods E. Eastland         Director                         October 23, 1997
--------------------------
Woods E. Eastland

/s/ George D. Penick, Jr.     Director                         October 23, 1997
--------------------------
George D. Penick, Jr.

/s/ David M. Ratcliffe        Director                         October 23, 1997
--------------------------
David M. Ratcliffe

/s/ Wayne Thames              Director                         October 23, 1997
--------------------------
Wayne Thames